EXHIBIT 10.126

                                                                  EXECUTION COPY



                          SECURITIES PURCHASE AGREEMENT

                         dated as of February ____, 2001

                                  by and among

                              ARIS INDUSTRIES, INC.

                                       and

                       XOXO CLOTHING COMPANY, INCORPORATED



                                       and

                              KC ARIS FUND I, L.P.

     SECURITIES PURCHASE AGREEMENT, dated as of February ___, 2001 (the "Agreement"), between Aris Industries, Inc., a New York corporation (the "Company"), and its indirect wholly-owned subsidiary, XOXO Clothing Company, Incorporated, a Delaware corporation ("XOXO"), on the one hand, and KC Aris Fund I, L.P., a California limited partnership ("Purchaser"), on the other.

     WHEREAS, XOXO is a wholly-owned subsidiary of ECI, which is a wholly-owned subsidiary of the Company;

     WHEREAS, XOXO's business generates a majority of the Company's revenues;

     WHEREAS, the Company and XOXO are in need of capital; and

     WHEREAS, the Purchaser is willing to provide such capital on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1 Definitions. As used in this Agreement, and unless the context clearly requires a different meaning, the following terms have the meanings respectively indicated:

          "Act" means the Securities Act of 1933, as amended, or any successor act or statute regulating the transactions contemplated hereby that were formerly regulated under said Act that may be enacted after the date hereof, and the rules and regulations promulgated thereunder.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "Business Day" means any day which is not a Saturday or Sunday, or a day on which banking institutions are authorized or required to close in the city of Los Angeles, California.

          "Closing" has the meaning provided therefor in Section 2.1 of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

          "Common Stock" means the Common Stock, $.01 par value, of the Company.

          "Company" means Aris Industries, Inc., a New York corporation.

          "ECI" shall mean Europe Craft Imports, Inc., a New Jersey corporation.

          "GAAP" shall mean United States Generally Accepted Accounting Principles.

          "Governmental Authority" shall have the meaning provided therefor in
Section 3.6 of this Agreement.

          "Note" means the Convertible Debenture to be issued by XOXO hereunder in the form attached hereto as Exhibit A.

          "Person" shall mean any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, unincorporated organization or government or other agency or political subdivision thereof.

          "Purchaser" shall have the meaning set forth in the preamble to this Agreement.

          "Security Agreement" shall mean a Security Agreement in the form attached hereto as Exhibit B.

          "Shares" shall mean the shares of Common Stock into which the Note may be converted.

          "Significant Subsidiaries" shall mean ECI, and its wholly-owned subsidiary, ECI Sportswear, Inc., a New York corporation, and XOXO.

          "Subsidiary" shall mean any corporation or other entity of which at least a majority of the outstanding capital stock or equity interest having voting power in ordinary circumstances to elect directors (or persons having similar responsibilities) of such corporation or other entity shall at the time be held, directly or indirectly, by the Company, by the Company and any one or more Subsidiaries, or by one or more Subsidiaries.

          "Taxes" shall mean all taxes, charges, fees, duties, levies, or other similar assessments imposed by any taxing Governmental Authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest or penalties attributable thereto.

          "Tax Return" shall mean any return, report or information return (including any related or supporting information) required to be filed with any taxing Governmental Authority with respect to Taxes.

          "XOXO" shall have the meaning set forth in the preamble to this Agreement.

          The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                              PURCHASE OF THE NOTE

      2.1 Purchase of Securities; the Closing. Subject to the terms and conditions herein set forth:

          (a) Note Purchase. The Purchaser agrees to purchase, XOXO agrees to issue, and the Company agrees to cause XOXO to issue, a Convertible Debenture (the "Note"), in the principal amount of $10,000,000 (the "Purchase Price"), in the form attached hereto as Exhibit A. The Note will be issued at the closing of the transactions contemplated by this Agreement (the "Closing").

          (b) Closing. The Closing will take place at the offices of Shapiro Forman & Allen, LLP, 380 Madison Avenue, New York, New York 10017, within three
(3) Business Days after the satisfaction of all closing conditions applicable thereto set forth in Article V below. The date on which the Closing occurs is referred to herein as the "Closing Date". On the Closing Date, Purchaser shall wire transfer an amount in cash equal to the Purchase Price to an account or accounts specified by the Company. Delivery of the Note to be purchased by Purchaser pursuant to this Agreement shall be made at the Closing by the Company.

          (c) Legends. Purchaser acknowledges and agrees that the Note and any certificate evidencing the Shares shall be imprinted with customary legends to reflect the applicability of Federal and state securities laws limitations on the transfer of the Shares.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Purchaser, as of the date hereof except where otherwise specified, that:

      3.1 Corporate Existence and Power; Subsidiaries. Each of the Company and the Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in each additional jurisdiction where the failure to so qualify would have a material adverse effect on (i) the assets, liabilities, cash flows, financial condition, results of operations, or business of the Company and the Significant Subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated hereby (each, a "Material Adverse Effect"). The jurisdiction of incorporation of the Company and the Subsidiaries are set forth on Schedule 3.1 hereto. Except as set forth on Schedule 3.1 hereto, the Company has no Subsidiaries, nor are there any other businesses in which the Company has an equity stake, other than the Significant Subsidiaries and inactive Subsidiaries. Each of the Company and the Significant Subsidiaries has all requisite power and authority (corporate and otherwise) to own its properties and to carry on its business as now being conducted and, in the case of the Company and XOXO, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. All of the issued and outstanding securities of XOXO are owned by ECI, and all of the issued and outstanding securities of ECI are owned by the Company.


      3.2 Corporate Authority. The execution, delivery and performance by the Company and XOXO of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of, respectively, the Company and XOXO.

      3.3 Binding Effect. This Agreement has been duly executed and delivered by the Company and XOXO, and (assuming due execution and delivery by Purchaser) constitutes a valid and binding obligation of, respectively, the Company and XOXO, enforceable against, respectively, the Company and XOXO in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

      3.4 No Required Consents, etc. Other than in connection with satisfaction of conditions precedent to the Closing, and as set forth in
Schedule 3.4 hereto, no consent, approval or authorization of or declaration, registration or filing with any Governmental Authority (as defined in Section
3.6 hereof) or any non-governmental Person is required to be obtained or made by the Company or the Significant Subsidiaries in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby other than those which, if not obtained or made, would not have a Material Adverse Effect.

      3.5 No Conflicting Agreements, etc. Except as set forth on Schedule
3.5 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute (or with notice or lapse of time would constitute) a default under, or result in any violation of, or give rise to any right of termination, cancellation or acceleration under, the certificate of incorporation or by-laws (or similar organizational documents) of the Company or any of the Significant Subsidiaries, any contract, agreement, mortgage, bond, note, credit agreement, indenture, license, lease, instrument, order, statute, law, rule or regulation to which the Company or any of the Significant Subsidiaries is party or subject or by which any of their respective businesses, properties or assets may be bound, or result in the creation of any lien, claim, charge or encumbrance (collectively, "Liens") on any properties or assets of the Company or the Significant Subsidiaries other than such Liens the existence of which would not have a Material Adverse Effect.

      3.6 Litigation; No Violation of Government Orders or Laws. No actions, suits or proceedings are pending or, to the knowledge of the Company, threatened, nor is there any investigation pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Significant Subsidiary which seeks to enjoin, or otherwise prevent the consummation of, any of the transactions contemplated by this Agreement or to recover any damages or obtain any relief as a result of any of the transactions contemplated hereby in any court or before any arbitrator of any kind or before or by any Governmental Authority (as defined below), other than those which would not have a Material Adverse Effect. Except as set forth in Schedule 3.6, there are no pending or, to the knowledge of the Company, threatened, investigations, by any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Authority") with respect to the Company or any of the Significant Subsidiaries (an "Investigation"), other than Investigations which, if the resolution thereof were adverse, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.6, (i) there are no actions or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Significant Subsidiaries before any court or before any administrative agency, whether Federal, state, local or foreign, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, and (ii) there are no outstanding domestic or foreign judgments, decrees or orders against the Company or any of the Significant Subsidiaries.

      3.7 Capitalization. The Company's entire authorized capital stock consists of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. There are (a) 79,506,735 shares of Common Stock issued and outstanding, (b) approximately 13,000,000 shares of Common Stock reserved for issuance upon exercise of outstanding stock options granted under the 1993 Stock Incentive Plan (as defined infra), (c) 584,345 shares of Common

Stock reserved for issuance upon exercise of the Heller Warrant (as defined infra), and (d) no shares of preferred stock issued or outstanding. All of the outstanding shares of Common Stock are duly authorized and validly issued, fully paid, nonassessable and were not issued in violation of any preemptive rights. Except for (i) the conversion rights under the Note, (ii) the Warrant granted by the Company to Heller Financial, Inc. on September 30, 1996 (the "Heller Warrant"), and (iii) stock options granted prior to the date hereof pursuant to and in accordance with the terms and conditions of the Aris Industries, Inc. 1993 Stock Incentive Plan (the "1993 Stock Incentive Plan"), there will, on the Closing Date, be no outstanding options or warrants exercisable into, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, or exercisable for, shares of capital stock of the Company, or contracts, commitments or arrangements obligating the Company to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any shares of its capital stock.

     3.8  Intentionally Omitted.

     3.9 Status of Shares upon Issuance. Upon conversion of the Note, the Shares will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive or any other similar rights of the Company, its shareholders or others.

     3.10 SEC Documents. (a) The Company has delivered to the Purchaser true and complete copies of its Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and December 31, 1999 (the "Annual Reports"); and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 (collectively, "SEC Documents"). Each of the SEC Documents has been duly filed, and when filed was in substantial compliance with the requirements of the applicable form of the Commission.

          (b) Each of the SEC Documents was complete and correct in all material respects as of its date and each of the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances in which made, not misleading. The financial statements of the Company included in the SEC Documents fairly present the consolidated financial position of the Company and the Significant Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended, in each case in accordance with GAAP consistently applied with prior periods.

    3.10A Inventory. All inventory of the Company as of January 31, 2001 consisted (as of that date) of current and marketable products or raw material usable in the ordinary course of business of the Company. As of that date, such inventory was valued on the Company's internal balance sheet at the lower of cost or market in accordance with GAAP, in an aggregate amount, net of the reserve therefor, of $21,422,686.

    3.10B Accounts Receivable. The accounts receivable of the Company as of January 31, 2001 as summarized on Schedule 3.10B attached hereto, in an aggregate principal amount of $28,610,855, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are (to the extent not fully collected by the Company prior to the date hereof), and will be, legal, valid and binding obligations of the respective account debtors enforceable in accordance with their terms, (iii) are not, to the best knowledge of the Company, subject to any valid set-off or counterclaim, and (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

    3.10C Projections. Attached hereto as Schedule 3.10C are statements of projected results of operations of the Company for the fiscal years ending December 31, 2001, 2002 and 2003 (the "Projected Financial Statements"). The Projected Financial Statements are reasonable, taken as a whole, and mathematically accurate, and the assumptions underlying the Projected Financial Statements provide a reasonable basis for the projections set forth therein. The factual data used to prepare the Projected Financial Statements are true and correct in all material respects. The Projected Financial Statements reflect the Company's projection that the worldwide licensing rights attached to the Company's "XOXO" trademark will generate an aggregate minimum of $50 million in licensing fees and royalties for the Company during the three year period covered by the Projected Financial Statements.

     3.11 Material Agreements. Neither the Company nor the Significant Subsidiaries, except as set forth on Schedule 3.11 hereto, are a party to or bound by any written, oral or implied contact, agreement, license, lease or other commitment material to the businesses, properties, assets, results of operations or financial condition of the Company and the Significant Subsidiaries, taken as a whole (each a "Material Agreement"), including, without limitation: (i) loan agreements, credit lines, promissory notes, mortgages, pledges, guarantees, security agreements, factoring agreements and other agreements relating to indebtedness of such Persons for borrowed money; (ii) real property leases; (iii) personal property leases involving annual payments in excess of $250,000; (iv) trademark or other intellectual property licenses;
(v) employment, management, or severance agreements; (vi) contracts or other agreements to undertake capital expenditures or to acquire any property (other then in the ordinary course of business) in an aggregate amount exceeding $250,000; (vii) pledges, guarantees, contracts or other agreements of such Persons to loan money or to extend credit, other than (a) vendor deposits, (b) unfactored accounts receivable and (c) any extension of credit in the ordinary course of business in an amount not greater than $250,000 to any Person or group of related Persons; (viii) contracts or other agreements which would restrict the Company or the Significant Subsidiaries from carrying on any business or which would restrict the products or services which the Company or the Significant Subsidiaries may sell or the customers to whom they may sell; (ix) contracts or other agreements involving any consultant in which the per annum compensation payable thereunder exceeds $250,000; (x) contracts or other agreements involving the sale of any of the assets or properties of the Company or the Significant Subsidiaries, other than in the ordinary course of business consistent with past practices, or the grant to any Person of any preferential right to purchase any of the assets or properties of the Company or the Significant Subsidiaries; (xi) contracts or other agreements pursuant to which the Company or the Significant Subsidiaries agree to share or otherwise indemnify the tax liability of any party; (xii) contracts or other agreements or arrangements between the Company or the Significant Subsidiaries and any of their respective officers, directors or affiliates; (xiii) contracts or agreements (other than purchase orders for inventory and supplies in the ordinary course of business) pursuant to which there is either a current or future obligation of the Company or the Significant Subsidiaries to make payments in excess of $250,000 in the aggregate to any party or related group of parties; and (xiv) insurance policies. Neither the Company nor the Significant Subsidiaries own any real property. Except as set forth in Schedule 3.11, all of the Company's and the Significant Subsidiaries' Material Agreements are valid, binding and enforceable by or against the Company and the Significant Subsidiaries, as applicable, which are parties thereto in accordance with their respective terms. Except as set forth in Schedule 3.11, there is no breach or violation of, or default under, any such Material Agreement on the part of the Company or the Significant Subsidiaries, and no event has occurred which, with notice or lapse of time or both, would constitute a breach, violation or default on the part of the Company or the Significant Subsidiaries of, or give rise to a right of termination, modification, cancellation, prepayment or acceleration under, any such Material Agreement, other than such breaches, violations or defaults which would not have a Material Adverse Effect.

     3.12 Tax Matters. Except as set forth in the SEC Documents:

          (i) Each of the Company and the Significant Subsidiaries has (x) duly and timely filed (or there has been filed on its behalf) with the appropriate Governmental Authorities all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete and (y) timely paid (or there has been paid on its behalf) all Taxes due or claimed to be due from it by any taxing authority;

          (ii) Each of the Company and the Significant Subsidiaries has complied in all respects with all applicable laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code) and has, within the time and manner prescribed by law, withheld and paid over to the proper Governmental Authorities all amounts required to be withheld and paid over under all applicable laws;

          (iii) There are no Liens for Taxes upon the assets or properties of any of the Company or the Significant Subsidiaries except for statutory liens for Taxes not yet due;

          (iv) Neither the Company nor any of the Significant Subsidiaries has requested an extension of time within which to file any Tax Return in respect of any taxable year, which Tax Return has not since been filed;

          (v) No federal, state, local or foreign audits or other administrative proceedings have formally commenced or are presently pending with regard to any Taxes or Tax Returns of or including the Company or any Significant Subsidiary, and no notification has been received by either the Company or any Significant Subsidiary that such an audit or other proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any Significant Subsidiary or any Tax Return filed by or with respect to the Company or any Significant Subsidiary;

          (vi) Neither the Company nor any of the Significant Subsidiaries has changed any method of accounting, received a ruling from any taxing authority or signed an agreement with any taxing authority which would have an adverse effect on the Company or any Significant Subsidiary;

          (vii) No deficiency for any Tax has been assessed with respect to the Company or any Significant Subsidiary which has not been paid in full;

          (viii) Neither the Company nor any of the Significant Subsidiaries is a party to, has an obligation under, or is bound by, any Tax sharing or indemnification agreement or similar contract or arrangement or has a potential liability or obligation to any Person as a result of, or pursuant to, any such agreement, contract or arrangement;

          (ix) No jurisdiction where either the Company or any of the Significant Subsidiaries does not file a Tax Return has made a claim that the Company or any of the Significant Subsidiaries is required to file a Tax Return for such jurisdiction; and

          (x) No power of attorney which is currently in force has been granted by or with respect to the Company or any Significant Subsidiary with respect to any matter relating to Taxes.

     3.13 Compliance. Except as set forth on Schedule 3.13 hereto, each of the Company and the Significant Subsidiaries (i) is in material compliance with all federal, state, local and foreign laws, ordinances, regulations and orders applicable to it, or its business or the ownership of its assets, and (ii) has all federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business as currently being conducted.

     3.14 Offering Exemption. Subject to the accuracy of the representations and warranties of Purchaser set forth under Article IV of this Agreement, the offering and sale of the Note to be issued hereunder are exempt from registration under the Act, pursuant to Section 4(2) thereof.

     3.15 Intentionally Omitted.

     3.16 Intellectual Property and Related Contracts. Except as set forth on
Schedule 3.16 hereto, the Company and each of the Significant Subsidiaries (x) own, free and clear of all Liens, the trademarks, service marks (including common law names and marks and federally registered names and marks), trade names, service names, copyrights, patents, technology, know-how and processes (collectively, "Intellectual Property") as respectively set forth on Schedule
3.16 under the heading "Owned Intellectual Property," and (y) is licensed to use all of the Intellectual Property as respectively set forth on Schedule 3.16 under the heading "Licensed Intellectual Property." The Intellectual Property as respectively described in clauses (x) and (y) is all of the Intellectual Property used in or necessary for the conduct of the Company's and the Significant Subsidiaries' business as currently conducted or material to the condition (financial and other), business, or operations of the Company and the Significant Subsidiaries taken as a whole. Except as set forth on Schedule 3.16,
(i) the use of such Intellectual Property by the Company, the Significant Subsidiaries and their respective agents or licensees does not infringe on the rights of any Person, and (ii) , to the knowledge of the Company no person is infringing on any right of the Company, any of the Significant Subsidiaries or their respective agents or licensees with respect to any such Intellectual Property. There are no agreements, written or oral, except as set forth on
Schedule 3.16, which in any material respect limit or otherwise relate to any rights by the Company to use any of its Intellectual Property.

     3.17 Absence of Undisclosed Liabilities. Neither the Company nor any of the Significant Subsidiaries has any liabilities (whether absolute, accrued, contingent or otherwise), except: (a) liabilities, obligations or contingencies that are accrued and reserved against in the consolidated balance sheet of the Company and the Significant Subsidiaries, or reflected in the notes thereto, included in the Company's Form 10-Q filed for the quarter ended September 30, 2000, (b) liabilities incurred since September 30, 2000 in the ordinary course of business, (c) liabilities disclosed in Schedule 3.17 hereto, (d) liabilities otherwise disclosed in the SEC Documents, (e) liabilities under executory contracts entered into in the ordinary course of business or (f) liabilities otherwise disclosed on the Schedules to this Agreement.

     3.18 Changes. Since September 30, 2000, except (i) as set forth in the SEC Documents, (ii) as otherwise disclosed in Schedule 3.18 hereto or (iii) as otherwise provided by this Agreement:

          (a) there has been no event or events giving rise to, or reasonably likely to give rise to, a Material Adverse Effect on the financial condition, business or prospects of the Company;

          (b) there has been no direct or indirect redemption, purchase or other acquisition of any shares of Company capital stock, or any declaration, setting aside or payment of any dividend or other distribution by the Company in respect of any Company capital stock, or any issuance of any shares of capital stock of the Company (other than pursuant to the exercise of options and warrants pursuant to their terms), or, except in the ordinary course of business, any grant to any person of any option to purchase or other right to acquire shares of capital stock of the Company or any stock split or other change in the Company's capitalization;

          (c) neither the Company nor any of the Significant Subsidiaries has entered into or agreed to enter into any new or amended contract with any of the officers thereof or, except in the ordinary course of business, otherwise increased the compensation payable to the officers or directors of any such entity; and

          (d) neither the Company nor any of the Significant Subsidiaries has
(i) entered into or amended any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other employee benefit plan (including, without limitation, the 1993 Stock Incentive
Plan) except as required by law or regulations or (ii) made any contribution to any such plan except for contributions specifically required by law or pursuant to the terms of such plans.

     3.19 Labor Matters. Except as set forth on Schedule 3.19 hereto, (i) none of the Company and the Significant Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other understanding with a labor union or labor organization, (ii) there are no material controversies, strikes, slowdowns or work stoppages pending or, to the knowledge of the Company, threatened, between the Company or any of the Significant Subsidiaries and any of their respective employees, and (iii) to the knowledge of the Company, there are no organizational efforts presently being made involving any of the employees of the Company or the Significant Subsidiaries.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Company, as of the date hereof, that:

     4.1 Organization, Existence, Qualification and Authority of Purchaser. Purchaser is a limited partnership, duly organized, validly existing and, if applicable, in good standing under the laws of the State of California, and has the power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser has been duly and validly authorized by all requisite limited partnership action and this Agreement has been duly executed and delivered by Purchaser. This Agreement is legal, valid and binding upon Purchaser and is (assuming due execution and delivery by the Company and XOXO ) enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     4.2 No Breach or Default. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated by this Agreement do not and will not: (i) violate Purchaser's charter documents;
(ii) violate any law or regulation applicable to Purchaser; (iii) result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease or sublease, contract or other agreement or instrument to which Purchaser is a party or by which Purchaser or any of its properties is bound;
(iv) result in the creation or imposition of any Lien upon any of the property of Purchaser; or (v) except as set forth on Schedule 4.2 hereto, require the Purchaser to procure or obtain the consent or approval of, or make any filing with, any Governmental Authority.

     4.3  Purchase for Own Account.

          (a) The Note to be acquired by Purchaser pursuant to this Agreement and the Shares, are being, and will be, acquired for its own account and with no intention of distributing or reselling such Note or Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States, without prejudice, however, to Purchaser's rights at all times to sell or otherwise dispose of all or any part of such Note or Shares under a registration statement under the Act or under an applicable exemption from the registration requirements of the Act.

          (b) Purchaser understands that neither the Note nor the Shares have been registered under the Act, and cannot be resold unless they are subsequently registered under the Act or unless an exemption from such registration is available thereunder.

     4.4 Investor Sophistication. Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Act, and by reason of its business and financial experience, or the business and financial experience of those Persons retained by it to advise it with respect to its investment in the Note being acquired pursuant to this Agreement, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment therein, is able to bear the economic risk of such investment, and, at the present time, is able to afford a complete loss of such investment.

     4.5 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Purchaser.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

     5.1 Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser to purchase the Note hereunder are subject to the satisfaction of each of the following conditions at the Closing Date:

          (a) The representations and warranties made by the Company herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except where the specific representation or warranty by its terms applies to an earlier date);

          (b) The Company shall have performed and complied in all material respects with all covenants, agreements and conditions set forth herein which are required to be performed or complied with by it on or prior to the Closing Date;

          (c) The purchase of and payment for the Note to be purchased hereunder shall not (i) be prohibited by any applicable law or governmental regulation,
(ii) subject Purchaser to any penalty or other onerous condition pursuant to any applicable law or governmental regulation, or (iii) be enjoined;

          (d) All authorizations, consents, approvals, permits and licenses and filings with, by or in respect of any Governmental Authority, court or other body required to be taken, given or obtained that are necessary in connection with the transactions contemplated hereby and in the other documents related hereto, shall have been taken, given or obtained, be in full force and effect and not be subject to any pending proceedings or appeals, administrative, judicial or otherwise, other than those the pendency of which would not have a Material Adverse Effect;

          (e) All consents and approvals to be obtained by the Company from third parties (including licensors, lessors and others), including without limitation those set forth on Schedule 3.4 hereto, that are required in connection with the transactions contemplated hereby and in the other documents related hereto, shall have been given or obtained and be in full force and effect, and in form and substance satisfactory to the Purchaser;

          (f) The Certificate of Amendment to the Company's certificate of incorporation increasing to 200,000,000 the authorized number of shares of the Common Stock the Company may issue (the "Certificate of Amendment") shall have been accepted for filing by the Department of State of the State of New York;

          (g) There shall not have occurred any material adverse change in the financial condition or business of the Company and the Significant Subsidiaries taken as a whole since the date of this Agreement; and

          (h) Purchaser shall have received duly executed originals or copies, as applicable, of the documents set forth in Section 8.1 hereof.

     5.2 Conditions Precedent to Obligations of the Company and XOXO. The obligations of XOXO to issue and sell the Note pursuant to this Agreement, and the obligations of the Company to cause XOXO to take such action, are subject, at the Closing Date, to the satisfaction of each of the following conditions:

          (a) The representations and warranties made by Purchaser herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except where the specific representation or warranty by its terms applies to an earlier date);

          (b) Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions set forth herein which are required to be performed or complied with by it on or prior to the Closing Date;

          (c) All authorizations, consents, approvals, permits and licenses and filings with, by or in respect of any Governmental Authority, court or other body required to be taken, given or obtained that are necessary in connection with the transactions contemplated hereby and in the other documents related hereto, shall have been taken, given or obtained, be in full force and effect and not be subject to any pending proceedings or appeals, administrative, judicial or otherwise, other than those the pendency of which would not have a Material Adverse Effect; and

          (d) All consents and approvals to be obtained by the Company from third parties (including licensors, lessors and others), including without limitation those set forth on Schedule 3.4 hereto, that are required in connection with the transactions contemplated hereby and in the other documents related hereto, shall have been given or obtained and be in full force and effect, and in form and substance satisfactory to the Company.

                                   ARTICLE VI

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     6.1 Conduct of Businesses Prior to the Closing Date. Except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, or with the consent of Purchaser, during the period from the date of this Agreement to the Closing Date, each of the Company and the Significant Subsidiaries shall (i) conduct its business in the usual, regular and ordinary course consistent with past practice, and (ii) use reasonable good faith efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

     6.2 Forbearance. Without limiting Section 6.1 hereof, except as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Closing Date, neither the Company nor any of the Significant Subsidiaries shall, without the prior written consent of Purchaser:

          (a) adjust, split, combine or reclassify any of its capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; issue, deliver or sell any shares of its capital stock or any securities convertible into or exercisable for, or any rights, options or warrants to acquire, any such shares or securities (whether for cash or property), except for (i) the issuance of shares of Common Stock issuable on the exercise of stock options granted prior to the date hereof pursuant to the 1993 Stock Incentive Plan, which options become vested and exercisable on or prior to the Closing Date, (ii) the issuance of shares of Common Stock issuable upon the exercise of the Heller Warrant; or (iii) the issuance of shares of Common Stock in exchange for the extinguishment of any obligation of the Company;

          (b) sell, lease, transfer, or otherwise dispose of any of its properties or assets, or cancel, release or assign any material indebtedness owed to it or any material claim held by it, except (i) in the ordinary course of business consistent with past practice, (ii) as required under any agreement relating to indebtedness for borrowed money to which the Company or the Significant Subsidiaries are party or (iii) pursuant to contracts or agreements in force as of the date of this Agreement;

          (c) make any material acquisition or investment either by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly- owned Subsidiary;

          (d) increase in any material respect the compensation or fringe benefits of any of its employees or pay any bonus, pension or retirement allowance not required by any existing plan, program or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation;

          (e) except for the filing on behalf of the Company of the Certificate of Amendment, amend its certificate of incorporation, bylaws or similar governing documents, as the case may be;

          (f) enter into any line of business other than the importation, manufacturing, distribution, and merchandising of apparel, the licensing (as licensee) of trademarks relating thereto, and the licensing (as licensor) of the Company's and Significant Subsidiaries' owned trademarks;

          (g) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Closing Date, or in any of the conditions to the transactions contemplated hereby set forth in Article V not being satisfied, or in a violation of any provision of this Agreement; or

          (h) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2.

                                  ARTICLE VI A

                             POST-CLOSING COVENANTS

     6A.1 Board Representation. From and after the Closing, for so long as either (i) any indebtedness is outstanding under the Note, or (ii) the Purchaser (alone or in conjunction with one or more of its Affiliates) owns not less than 50% of the Shares issuable upon conversion of the Note, the Company and Arnold
H. Simon, in his individual capacity, on behalf of himself and his Affiliates that he controls that are shareholders of the Company, hereby agree to exert their respective best efforts to cause and maintain the election to the Board of Directors of the Company of two designees of the Purchaser, who shall initially be Ryan Kavanaugh and Brian Sullivan.

     6A.2 Implementation of Security Agreement. The Company hereby agrees to take all actions necessary or desirable to cause XOXO to comply with all of its duties and obligations under the Security Agreement and to take all other actions, whether or not expressly requested by Purchaser, reasonably in furtherance of Purchaser's effectuation of its rights thereunder.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     7.1 Access to Information.

          (a) Upon reasonable notice, the Company shall, and shall cause the Significant Subsidiaries to, afford to the representatives of Purchaser during normal business hours during the period prior to the Closing Date, access to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause the Significant Subsidiaries to, make available to the Purchaser all information concerning their business, properties and personnel as the Purchaser may reasonably request. Neither the Company nor the Significant Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would, in the opinion of its counsel, waive the attorney-client privilege of the Person in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b) All information furnished by the Company or the Significant Subsidiaries to Purchaser pursuant to this Agreement (the "Confidential Information") shall be treated as the sole property of the Company and, if this Agreement shall be terminated, the Purchaser shall upon request promptly return to the Company all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The Purchaser shall keep confidential all such information, will use such information solely for the purpose of evaluating the transactions contemplated by this Agreement and shall not directly or indirectly use such information for any competitive or other commercial purpose.

          (c) The obligation to keep confidential the Confidential Information as such shall not apply to (i) any information which (A) was already in the Purchaser's possession on a non-confidential basis prior to the disclosure thereof by the furnishing party, (B) was then publicly available or generally known to the public other than as a result of disclosure by the Purchaser in violation of the provisions hereof, or (C) was disclosed to the Purchaser by a third party not bound by any obligation of confidentiality or (ii) disclosures made as required by law. If the Purchaser is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any Confidential Information concerning the Company or any Significant Subsidiary, the Purchaser will promptly notify the furnishing party of such request or requirement so that the furnishing party may seek an appropriate protective order and/or waive the Purchaser's compliance with the provisions of this Agreement. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the Purchaser is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the furnishing party to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the Purchaser may disclose such information to such tribunal or governmental body or agency to the extent necessary to comply with such order as advised by counsel without liability hereunder.

          (d) The Purchaser understands and agrees that the applicable furnishing party will suffer immediate, irreparable harm in the event the Purchaser fails to comply with any of its obligations of confidentiality under this Agreement, that monetary damages will be inadequate to compensate the furnishing party for such breach and that such furnishing party shall be entitled to specific performance as a remedy for any such breach without the necessity of posting a bond or proving special damages. Such remedy shall not be deemed to be the exclusive remedy in the event of any such breach by the Purchaser, but shall be in addition to all other remedies available to the furnishing party at law or in equity.

          (e) No representations or warranties are made by the Company, the Significant Subsidiaries, or any Affiliate thereof except as expressly set forth in this Agreement.

     7.2 Further Assurances. In case at any time after the Closing Date any further action, or the execution and delivery of any additional documents or instruments, is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take such actions and execute and deliver such additional documents and instruments as may be reasonably requested by the Company or the Purchaser.

     7.3 Advice of Changes. Each of the parties hereto shall promptly advise each other party hereto of any change or event which, individually or in the aggregate with other such changes or events, would, or would be reasonably likely to, cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Closing, each party hereto shall promptly supplement or amend the disclosure schedules attached hereto relating to such party, to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedules or which is necessary to correct any information in such disclosure schedules which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedules shall have any effect for the purpose of determining the accuracy of any party's representations and warranties contained herein, the satisfaction of any of the conditions in Article V hereof, or the compliance by any party with its covenants or agreements contained herein.

     7.4 Public Announcements. Purchaser shall not make any announcement or disclosure of the transactions contemplated hereby without the prior consent of the Company. Any such announcement or disclosure made by the Company shall be subject to the prior review and reasonable approval of the Purchaser.

     7.5 Closing Covenant. The parties hereto agree to act in good faith in taking any and all commercially reasonable actions necessary to facilitate the Closing and the other transactions contemplated by this Agreement, including, without limitation, the satisfaction of the respective closing conditions of the parties set forth herein. Each party hereto further agrees not to take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Closing Date, or in any of the conditions to the transactions contemplated hereby not being satisfied, or in a violation of any provision of this Agreement.

                                  ARTICLE VIII

                                CLOSING DOCUMENTS

     8.1 The Company's Obligations. At the Closing, the Company shall deliver to the Purchaser the following:

          (a) Resolutions. Copies of resolutions of the Company's and of XOXO's Boards of Directors certified by the Secretary or Assistant Secretary of the Company and XOXO, as the case may be, authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and in form and substance reasonably satisfactory to the Purchaser;

          (b) Note. An original of the Note, duly executed by XOXO and the Company and registered in the name of Purchaser;

          (c) Compliance Certificate. A duly executed original of a certificate of an officer of the Company certifying that all representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date, and that the Company has fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by the Company pursuant to the terms hereof on or prior to the Closing Date;

          (d) Opinion of Counsel. A duly executed original of an opinion of counsel for the Company and XOXO in the form attached hereto as Exhibit 8.1(d); and

          (e) Security Agreement. An original of the Security Agreement duly executed by XOXO.

     8.2 The Purchaser's Obligations. At the Closing, the Purchaser shall deliver to the Company the following:

          (a) Payment. Funds in the amount and payable as set forth in Section
2.1 hereof and all other payments required to be made by the Purchaser on or prior to the Closing Date pursuant to the provisions of this Agreement; and

          (b) Compliance Certificate. A duly executed original of a certificate of an officer of Purchaser certifying that all representations and warranties of the Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date, and that Purchaser has fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by the Purchaser on or prior to the Closing Date.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1 Indemnification and Related Provisions.

          (a) Indemnification. Each of the Company and the Purchaser (each, as such, an "Indemnifying Party") agrees and covenants to hold harmless and indemnify the other party (including any Affiliate, director, officer, employee, agent or controlling Person of such party) (each of the foregoing Persons being an "Indemnified Person"), from and against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by such Indemnified Person after the Closing Date (collectively, "Indemnifiable Costs and Expenses") arising out of or based upon any breach by the Indemnifying Party of any of its representations, warranties or covenants contained herein.

          (b) Adjustment of Indemnity. The amount by which an Indemnified Person shall be indemnified for any Indemnifiable Costs and Expenses shall be reduced by (i) any insurance proceeds or indemnity, contribution, warranty or other similar payments recoverable by such Indemnified Person and (ii) any right to income tax or other Tax savings that reduce or will reduce the impact to such Indemnified Person of such Indemnifiable Costs and Expenses (provided, however, that in the event that any Indemnified Person seeking indemnification hereunder is unable to collect a payment with respect to such right to such insurance proceeds, indemnity, contribution, warranty or other similar payments (other than as a result of a waiver, settlement or failure to use commercially reasonable efforts to diligently prosecute such right by such party), then, at the time such right under clause (i) or (ii) hereof is unenforceable or it becomes evident that such right is unenforceable (regardless of when such time occurs), the amount of Indemnifiable Costs and Expenses will be increased by the amount such Indemnifiable Costs and Expenses were previously reduced on account of such right).

          (c) Period of Survival of Representations and Warranties of the Company. All representations and warranties of the Company contained in this Agreement shall terminate and expire eighteen (18) months after the Closing Date.

          (d) Limitations. Notwithstanding any provision to the contrary contained in this Agreement, neither the Purchaser nor the Company (including its related Indemnified Persons) shall be entitled to indemnification from the other for breaches, inaccuracy or nonfulfillment or nonperformance of representations, warranties, covenants or agreements under this Agreement, until the dollar amount of all such claims shall exceed $200,000 (Two Hundred Thousand Dollars) (the "Basket Amount"). If such claims exceed the Basket Amount, the Indemnifying Party shall be liable only for the portion of such claims which exceed the Basket Amount.

     9.2  Termination; Amendment; Extension; Waiver.

          (a) Termination. This Agreement may be terminated at any time prior to the Closing Date:

               (i) by mutual consent of Purchaser, the Company and XOXO in a written instrument;

               (ii) by Purchaser or the Company if the transactions contemplated hereby shall not have been consummated on or before March 15, 2001, unless the failure of such consummation to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; and

               (iii) by Purchaser or the Company, provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein, if the other party shall have breached in any material respect (i) any of the covenants or agreements made by such other party herein or (ii) any of the representations or warranties made by such other party herein; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 9.2 (iii) unless the breach of any representation or warranty, together with all other such breaches, would involve a claim in excess of $200,000 and such breach is not cured within fifteen (15) days following written notice to the party committing such breach, or, by its nature, cannot be cured prior to the Closing.

          (b) Effect of Termination. In the event of termination of this Agreement by Purchaser or the Company in accordance with the terms hereof, neither Purchaser nor the Company shall have any further liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, provided however, that neither party shall be relieved or released from any liabilities or damages arising out of its prior breach of any provision of this Agreement.

          (c) Amendment; Extension; Waiver. The parties hereto may (i) amend any provision of this Agreement, (ii) extend the time for the performance of any of the obligations or other acts of another party hereto, (iii) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered pursuant hereto, and (iv) waive compliance by another party with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such amendment, extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but any extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure or delay by a party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         9.3 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings with respect thereto. No representations or warranties are made by any party hereto except as expressly set forth in this Agreement, and no party hereto is entitled to rely on any statement, oral or written, or document or instrument delivered outside of this Agreement or the schedules or exhibits hereto.

         9.4 Communications. All notices, demands and other communications provided for hereunder shall be in writing, and, if to Purchaser, c/o Kavanaugh Consulting, Inc., 100 Wilshire

Boulevard, Suite 940, Santa Monica, CA 90401, telecopier No. (310) 917-2881,
Attn: Ryan Kavanaugh, and shall be given by telecopy, courier service or personal delivery, so addressed to Purchaser, or to such other address as Purchaser may designate to the Company in writing and, if to the Company or XOXO, shall be given by similar means at 1411 Broadway, New York, New York 10017, telecopier No. (212) 642-4265, and 6000 Sheila St., Commerce City, CA 90040, telecopier No. (323) 838-7873, Attention: Arnold H. Simon, or to such other address as the Company may designate in writing, with a copy to Robert W. Forman, Shapiro Forman & Allen LLP, 380 Madison Avenue, New York, New York 10017, telecopier No. (212) 557-1275, and shall be deemed given when received.

     9.5 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     9.6 Assignment. The rights and obligations of Purchaser under this Agreement may not be assigned to any other Person, other than an Affiliate of Purchaser, except with the consent of the Company. The rights and obligations of the Company and XOXO under this Agreement may not be assigned to any other Person, except with the consent of Purchaser.

     9.7 Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of California, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the federal or state courts located in the City of Los Angeles in any action or proceeding arising out of or relating to this Agreement.

     9.8 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     9.9 Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     9.10 Waiver of Jury Trial. The parties hereto hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

     9.11 Absence of Third Party Beneficiary Rights. Except as expressly provided in this Article IX with respect to Indemnified Persons, the provisions of this Agreement are solely for the benefit of the parties hereto and no provision of this Agreement is intended, nor will any provision be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any shareholder, creditor, customer, lessor, lessee, licensor, licensee, employee or any other person or entity not a party hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

                                        ARIS INDUSTRIES, INC.



                                        By:
                                           ------------------------------------
                                            Name:  Arnold H. Simon
                                            Title: Chairman and Chief Executive
                                                   Officer


                                        XOXO CLOTHING COMPANY, INCORPORATED



                                        By:
                                           ------------------------------------
                                            Name:  Arnold H. Simon
                                            Title: Chief Executive Officer


                                        KC ARIS FUND I, L.P.

                                        By: KC Aris Group I, Inc.,
                                            its general partner


                                        By:
                                           ------------------------------------
                                            Name:  Ryan Kavanaugh
                                            Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED
AS TO SECTION VI A ONLY:



By:
   -------------------------------------
          Arnold H. Simon

                                    Schedules



3.1       All Subsidiaries

3.4       Required Consents, etc.

3.5       Conflicting Agreements

3.6       Litigation, etc.

3.10(B)   Accounts Recievable

3.10(C)   Projected Financial Statements

3.11      Material Agreements

3.13      Compliance With Laws

3.16      Intellectual Property

3.17      Undisclosed Liabilities

3.18      Changes Since September 30, 2000

3.19      Labor Matters